EXHIBIT 10.2

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THEREFORE, THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

WARRANT TO PURCHASE COMMON STOCK
Of
MACROSOLVE, INC.

This Warrant is issued to _______________an __________corporation (“Holder”), by MacroSolve, Inc., an Oklahoma corporation (the “Company”), as of July 8, 2002.  This Warrant is issued in connection with and in consideration for sales and marketing efforts which Holder has agreed to make with respect to the Company’s anyforms™ technology as further described in the Summary Private Placement Memorandum issued by the Company on July 8, 2002.

1.           Purchase of Shares.  Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company, the number of fully paid and non-assessable shares of Common Stock of the Company calculated as set forth below (the “Shares”).

Holder will use its best efforts with respect to sales and marketing of the Company’s anyforms™ products.  For each sale of such products made primarily through the efforts of the Holder from the date hereof through December 31, 2004, the Holder will receive a credit in the amount of 10% of the gross revenue for such sale actually received by the Company up to a maximum credit amount of $200,000.00.  Such credit shall be applied solely to payment of the Exercise Price of the Warrants issued hereunder and will not be paid in cash.

2.           Exercise Price.  The purchase price for each Share is $6.5359, subject to adjustment pursuant to Section 6 hereof, which may be paid in cash or through the application of credits as described herein (as adjusted, the “Exercise Price”).

3.           Exercise Period.  This Warrant shall be exercisable beginning on January 1, 2005, and shall remain so exercisable through 11:59 p.m., December 31, 2005, at which time this Warrant shall expire.

4.           Method of Exercise.  So long as this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise in one transaction only, the purchase rights evidenced hereby.  Such exercise shall be effected by:

(a)	the surrender of this Warrant to the Company at its principal offices, together with a duly executed Notice of Exercise (a copy of the form of which is attached hereto); and

(b)
the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased, said amount to consist of cash plus any credits for commissions payable by the Company to Holder for Holder’s sales and marketing efforts of the Company’s anyforms™ technology.

5.           Certificates for Shares.  Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued to the Holder as soon as practicable thereafter (with appropriate restrictive legends).

6.           Adjustment of Exercise Price and Number of Shares.  The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a)           Subdivisions, Combinations and Other Issuances.  If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination.  Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same.  Any adjustment under this Section 6(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such stock dividend, or in the event that no record date is fixed, upon the making of such stock dividend.

(b)           Reclassification, Reorganization and Consolidation.  In case of any reclassification, capital reorganization, or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 6(a) above), lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change.  In any such case appropriate provisions shall be made with respect to the rights and interests of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain unchanged.

(c)           Notice of Adjustment.  When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of this Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

7.           No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment to the Holder for such fractional shares based on the Exercise Price then in effect.

8.           Transfers of Warrant.  This warrant is not transferable in whole or in part without the prior written consent of the Company.

9.           Governing Law.  This Warrant shall be governed by the laws of the State of Oklahoma without regard to its conflict of laws principles.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by an officer thereunto duly authorized.

MACROSOLVE, INC.

By: ______________________________________

Name: ____________________________________

Title: _____________________________________

NOTICE OF EXERCISE

To:  MACROSOLVE, INC.

The undersigned hereby elects to purchase _____________ shares of Common Stock of MacroSolve, Inc. pursuant to the terms of the attached Warrant; payment of the Exercise Price per share required under such Warrant accompanies this notice.

WARRANT HOLDER:

By: ______________________________________

Name: ____________________________________

Title: _____________________________________

Address: __________________________________

Date: _____________________________________

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